Exhibit 99.5

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give Computershare Investor Services PLC (the “Ordinary Share Exchange Agent”) or Computershare Trust Company, N.A. (the “ADS Exchange Agent”), as applicable – Social Security numbers (SSNs) have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers (EINs) have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give to the Ordinary Share Exchange Agent or the ADS Exchange Agent, as applicable. All “Section” references are to the Internal Revenue Code of 1986, as amended.

For this type of account:	Give the NAME and SOCIAL SECURITY NUMBER OR EMPLOYER IDENTIFICATION NUMBER of —	For this type of account:	Give the NAME AND EMPLOYER IDENTIFICATION NUMBER of —

1. Individual	The individual	7. Corporation or LLC electing corporate status on Form 8832	The corporation or LLC

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)	8. Association, club, religious, charitable, educational or other tax-exempt organization	The organization

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)	9. Partnership or multi-member LLC treated as a partnership	The partnership or LLC

4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee (1)	10. A broker or registered nominee	The broker or nominee
b. The so-called trust account that is not a legal or valid trust under state law 5. Sole proprietorship or disregarded entity owned by an individual 6. A valid trust, estate, or pension trust	The actual owner (1) The owner (3) Legal entity (4)	11. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
		12. Disregarded entity not owned by an individual	The owner

(1)	List first and circle the name of the person whose number you furnish.
(2)	Circle the minor’s name and furnish the minor’s SSN.
(3)	Show the name of the owner. Either the SSN or the EIN may be furnished.
(4)	List first and circle the name of the legal trust, estate, or pension trust (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note:  If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Purpose of Form

A person who is required to file an information return with the Internal Revenue Service (IRS), must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1.	Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2.	Certify that you are not subject to backup withholding, or

3.	Claim exemption from backup withholding if you are a U.S. exempt payee.

Definition of a U.S. Person

For federal tax purposes, you are considered a U.S. person if you are:

•	An individual who is a U.S. citizen or U.S. resident alien;

•	A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;

•	An estate (other than a foreign estate); or

•	A domestic trust (as defined in Treasury regulations section 301.7701-7).

Foreign person

If you are a foreign person, do not use Form W-9. Instead, use the appropriate Form W-8 (see IRS Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for a Social Security Number (SSN), get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an Employer Identification Number (EIN). You can also apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you do not have a TIN, write “Applied For” in the space for the TIN, sign and date the form, and give it to the Ordinary Share Exchange Agent or ADS Exchange Agent, as applicable. If you do not provide your TIN by the time of payment, 28% of all reportable payments made to you may be withheld until you provide your TIN. Note: Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Payees Exempt From Backup Withholding

Payees specifically exempt from backup withholding on ALL payments include the following:

•

An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), any individual retirement arrangement (IRA), or a custodial account under section 403(b)(7) of the Code if the account satisfies the requirements of section 401(f)(2) of the Code.

•	The United States or any of its agencies or instrumentalities.

•	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

•	A foreign government or any of its political subdivisions, agencies, or instrumentalities.

•	An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include the following:

•	A corporation.

•	A foreign central bank of issue.

•	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

•	A real estate investment trust.

•	An entity registered at all times during the tax year under the Investment Company Act of 1940.

•	A common trust fund operated by a bank under section 584(a) of the Code.

•	A financial institution.

•	A middleman known in the investment community as a nominee or custodian.

•	A trust exempt from tax under section 664 of the Code or described in section 4947 of the Code.

Exempt payees described above should still complete the Substitute Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR NAME AS DESCRIBED ABOVE AND CHECK THE APPROPRIATE BOX FOR YOUR STATUS, THEN CHECK THE BOX TITLED “EXEMPT FROM BACKUP WITHHOLDING,” SIGN AND DATE THE FORM, AND RETURN IT TO THE ORDINARY SHARE EXCHANGE AGENT OR ADS EXCHANGE AGENT, AS APPLICABLE.

Payments Exempt From Backup Withholding

Payments that are not subject to information reporting also are not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A, and 6050N of the Code, and the Treasury regulations thereunder.

Privacy Act Notice

Section 6109 of the Code requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, Archer medical savings account or health savings account. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia, and U.S. possessions to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism.

You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3) Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) Misuse of Taxpayer Identification Numbers. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

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